UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

HEALTHCARE TRUST OF AMERICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)

(480) 998-3478
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Healthcare Trust of America, Inc. (NYSE:HTA) (“HTA”) announced today that it has revised the record date for the cash dividend for the quarter ending March 31, 2013 to account for a New York Stock Exchange holiday. The dividend will be paid on April 4, 2013 to stockholders of record on March 28, 2013. This dividend, in the amount of $0.14375 per share, represents an annualized rate of $0.575 per share and will be paid on all Class A and Class B shares. The previously announced record date of March 29, 2013 falls on a holiday for the New York Stock Exchange.
The amount of distributions HTA pays to its stockholders is determined by HTA’s board of directors, at its discretion, and is dependent on a number of factors, including funds available for the payment of distributions, HTA’s financial condition, capital expenditure requirements and annual distribution requirements needed to maintain HTA’s status as a real estate investment trust under the Internal Revenue Code. HTA’s board of directors may reduce its distribution rate and HTA cannot guarantee the amount of distributions paid in the future, if any.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated March 12, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST OF AMERICA, INC.

Date: March 12, 2013	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman